Exhibit 99.1

PRESS RELEASE ISSUED BY COVAD COMMUNICATIONS GROUP, INC.
DATED MAY 11, 2004

Covad News Media Contact:	Covad Investor Relations:
Kathleen Greene 408-952-7425 kgreene@covad.com	Susan Crawford 408-434-2130 InvestorRelations@covad.com

COVAD TO FILE FOR EXTENSION OF FILING DATE
FOR FIRST QUARTER 2004 1O-Q

No Material Impact Expected to First Quarter ‘04 Financial Guidance
Issued in February

     SAN JOSE, CA (May 11, 2004) - Covad Communications Group, Inc. (OTCBB: COVD), a leading national broadband service provider of high-speed Internet and network access, announced that it will file today for a five-day extension with the Securities and Exchange Commission to submit its Form 10-Q for the first quarter of 2004.

     The delay is being requested because of a lone accounting issue regarding treatment of stock issued to Covad employees under its 2003 Employee Stock Purchase Plan (ESPP). The company is still in the process of determining the full extent of the non-cash compensation expense adjustments, if any, that will be required and the period or periods in which the expense will be recorded. However, Covad notes that any compensation charge that it is required to record will have no impact on future cash flow.

     Covad is able to report cash usage for the first quarter of 2004 of $11 million, including cash equivalents, short-term investments, restricted cash and investments, but excluding net proceeds associated with its issuance of $125 million of convertible debentures and retirement of $50 million in notes payable. For the first quarter, digital subscriber lines decreased by 1,200 from the fourth quarter 2003 primarily because of shifting partner sales strategies.

     Covad also reconfirms the guidance for the first quarter 2004 that was provided in February. For the first quarter of 2004 revenue is expected to be $106-109 million, broadband subscription billings $88-91 million, net loss $13-17 million, and EBITDA profit to be $3-6 million. Please refer to the attached table for additional information, including a reconciliation of the non-GAAP financial performance measures to the most comparable GAAP measures.

     Covad will issue first quarter results and conduct a conference call for investors as soon as the analysis is complete.

About Covad Communications

Covad is a leading national broadband service provider of high-speed Internet and network access utilizing Digital Subscriber Line (DSL) technology. It offers DSL, T1, hosting, managed security, IP and dial-up, and bundled voice and data services directly through Covad’s network and through Internet Service Providers, value-added resellers, telecommunications carriers and affinity groups to small and medium-sized businesses and home users. Covad services are currently available across the nation in 44 states and 235 Metropolitan Statistical Areas (MSAs) and can be purchased by more than 57 million homes and businesses, which represent over 50 percent of all US homes and businesses. Corporate headquarters is located at 110 Rio Robles San Jose, CA 95134. Telephone: 1-888-GO-COVAD. Web Site: www.covad.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

     The foregoing contains “forward-looking statements” which are based on management’s current information and beliefs as well as on a number of assumptions concerning future events made by management. Readers are cautioned not to put undue reliance on such forward-looking statements, which are not a guarantee of performance and are subject to a number of uncertainties and other factors, many of which are outside Covad’s control that could cause actual results to differ materially from such statements. These risk factors include the impact of increasing competition, pricing pressures, consolidation in the telecommunications industry, and uncertainty in telecommunications regulations and changes in technologies, among other risks. For a more detailed description of the risk factors that could cause such a difference, please see Covad’s 10-K, 10-Q, 8-K and other filings with the Securities and Exchange Commission. Covad disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. This information is presented solely to provide additional information to further understand the results of Covad.

COVAD COMMUNICATIONS GROUP, INC.
SELECTED FINANCIAL DATA
(In thousands)

Three Months Ending March 31, 2004 — Business Outlook

EBITDA Calculation (Note 1)	Three Months Ending
	Mar 31, 2004
	Projected Range of Results
Net Loss	$(17,000)	to	$(13,000)
Plus: Other (income) expense, net	—	to	(500)
Depreciation and amortization of property and equipment	16,500	to	16,000
Amortization of collocation fees and other intangible assets	3,500	to	3,500

EBITDA (Note 1)	$3,000	to	$6,000

Consolidated Revenue Data	Three Months Ending
	Mar 31, 2004
	Projected Range of Results
Broadband subscription billings (Note 2)	$88,000	to	$91,000
High-capacity circuit billings	4,500	to	5,500
Dial-up billings	1,100	to	1,300

Total Billings, net	$93,600	to	$97,800
Financially distressed partners (Note 3):	(100)	to	(1,500)
Customer rebates and incentives not subject to deferral (Note 4)	(1,500)	to	(3,000)
Other revenues, net (Note 5)	14,000	to	15,700

Revenues, net	$106,000	to	$109,000

Notes to Unaudited Selected Financial Data

1.	Management believes that Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”), defined as net loss prior to (i) depreciation and amortization of property and equipment, (ii) amortization of intangible assets and (iii) other income (expense), net, is a useful measure because it provides additional information about the Company’s ability to meet future capital expenditures and working capital requirements and fund continued growth. Management also uses EBITDA to evaluate the performance of its business segments and as a factor in its employee bonus program. EBITDA may be defined differently by other companies and should not be used as an alternative to our operating and other financial information as determined under accounting principles generally accepted in the United States. EBITDA is not a prescribed term under accounting principles generally accepted in the United States, does not directly correlate to cash provided by or used in operating activities and should not be considered in isolation, nor as an alternative to more meaningful measures of performance determined in accordance with accounting principles generally accepted in the United States. EBITDA generally excludes the effect of capital costs.

2.	Broadband subscription billings is defined as customer bills issued within the period for services provided during such period (or to be provided in future periods). Broadband subscription billings exclude charges for Federal Universal Service Fund (“FUSF”) assessments, dial-up services, and high- capacity circuits. Broadband subscription billings include bills issued to customers that are classified as financially distressed and whose revenue is only recognized if cash is received (refer to Note 4 below for a more detailed discussion on accounting for financially distressed partners). Management believes broadband subscription billings is a useful measure for investors as it represents a key indicator of the growth of the Company’s core business. Management uses broadband subscription billings to evaluate the performance of its business segments.

3.	When the Company determines that (i) the collectibility of a bill issued to a customer is not reasonably assured or (ii) its ability to retain some or all of the payments received from a customer that has filed for bankruptcy protection is not reasonably assured, the customer is classified as “financially distressed” for revenue recognition purposes. A bill issued to a financially distressed customer is recognized as revenue when services are rendered and cash for those services is received, assuming all other criteria for revenue recognition have been met, and only after the collection of all previous outstanding accounts receivable balances. Consequently, significant timing differences may occur from the time a bill is issued, the time the services are provided and the time that cash is received and revenue is recognized.

4.	Customer rebates and incentives not subject to deferral consist of amounts paid or accrued under marketing, promotion and rebate incentive programs with certain customers. Rebates and incentives paid or accrued under these programs are not accompanied by any up-front charges billed to customers. Therefore, these charges are accounted for as reductions of revenue as incurred.

5.	Other revenues consist primarily of revenue recognized from amortization of prior period SAB 101 deferrals (refer to Note 7 below for a discussion of SAB 101), FUSF and dial-up charges billed to our customers and other revenues not subject to SAB 101 deferral because they do not relate to an on-going customer relationship or performance of future services.

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